Exhibit 99.1

Kimco Realty Corporation and Subsidiaries

Computation of Ratio of Earnings to Fixed Charges

For the quarter ended June 30, 2009

Pretax loss from continuing operations before adjustment for
noncontrolling interests or income loss from equity investees (1)	$(100,193,636)

Add:
Interest on indebtedness (excluding capitalized interest)	97,467,045
Amortization of debt related expenses	3,760,623
Portion of rents representative of the
interest factor	3,783,998
4,818,030

Distributed income from equity investees	55,959,718

Pretax earnings from continuing operations, as adjusted	$60,777,748

Fixed charges -
Interest on indebtedness (including capitalized interest)	$109,044,444
Amortization of debt related expenses	1,996,207
Portion of rents representative of the
interest factor	3,783,998

Fixed charges	$114,824,649

Ratio of earnings to fixed charges	0.5

(1)

Pretax loss from continuing operations before adjustment for noncontrolling interests or income loss from equity investees includes impairment charges of approximately $176.5 million that are discussed in our Quarterly Report on Form 10-Q for the period ended June 30, 2009. Due to these impairment charges, our fixed charges exceed our pretax earnings from continuing operations, as adjusted by approximately $54.0 million.

Kimco Realty Corporation and Subsidiaries

Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

For the quarter ended June 30, 2009

Pretax loss from continuing operations before adjustment for
noncontrolling interests or income loss from equity investees	$(100,193,636)

Add:
Interest on indebtedness (excluding capitalized interest)	97,467,045
Amortization of debt related expenses	3,760,623
Portion of rents representative of the
interest factor	3,783,998
4,818,030

Distributed income from equity investees	55,959,718

Pretax earnings from continuing operations, as adjusted	$60,777,748

Combined fixed charges and preferred stock dividends -
Interest on indebtedness (including capitalized interest)	$109,044,444
Preferred dividend factor	23,922,233
Amortization of debt related expenses	1,996,207
Portion of rents representative of the
interest factor	3,783,998

Combined fixed charges and preferred stock dividends	$138,746,882

Ratio of Earnings to Combined Fixed Charges
and Preferred Stock Dividends	0.4

(1)

Pretax loss from continuing operations before adjustment for noncontrolling interests or income loss from equity investees includes impairment charges of approximately $176.5 million that are discussed in our Quarterly Report on Form 10-Q for the period ended June 30, 2009. Due to these impairment charges, our combined fixed  charges and preferred stock dividends exceed our pretax earnings from continuing operations, as adjusted by approximately $78.0 million.